SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 13, 2005, CuraGen Corporation announced preliminary top-line results from its Phase II randomized, placebo-controlled clinical trial evaluating a single-dose of velafermin for the prevention of oral mucositis (OM) in patients receiving high-dose chemotherapy, with or without total body irradiation, prior to autologous bone marrow transplantation. Analysis of this dose-ranging study showed a reduction in oral mucositis incidence in one of the three velafermin dose arms compared to placebo, although the primary endpoint, as evaluated by a predefined dose trend analysis did not reach statistical significance. Preliminary analysis of the 30-day safety results indicates that velafermin appears to be safe and well-tolerated in this severely ill patient population. A total of 212 patients were equally randomized to the four treatment arms and included in the intent-to-treat analysis. A single-dose of velafermin 0.03 mg/kg resulted in an incidence of grade 3 or 4 OM of 18% compared to a placebo incidence of 37% (p=0.031), which is a 50% relative reduction. This effect was not observed at the higher doses of velafermin.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: December 13, 2005	By:	/S/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer